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                                                                   Exhibit 23(b)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Creative Learning Products, Inc.
Springfield, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 1995, except for Note 1 which is as of October 6, 1995, relating to the consolidated financial statements of Creative Learning Products, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
June 4, 1996